UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2024

EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio		43230
(Address of Principal Executive Offices)		(Zip Code)

(614) 474-4001

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03	Bankruptcy or Receivership.

Voluntary Petition for Reorganization

On April 22, 2024 (the “Petition Date”), Express, Inc. (the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Company Parties”) filed voluntary petitions to commence proceedings under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On the Petition Date, the Company Parties filed a motion with the Bankruptcy Court seeking to jointly administer the Chapter 11 Cases under the caption “In re: Express, Inc., et al.”

The Company Parties will continue to operate their business and manage their properties as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. In order to ensure their ability to continue operating in the ordinary course of business and to minimize the effect of the restructuring on the Company Parties’ customers, employees, vendors and other stakeholders, the Company Parties filed with the Bankruptcy Court motions seeking a variety of “first-day” relief, including a motion seeking authority to pay employee wages and benefits, to continue honoring insurance and tax obligations as they come due and to pay certain vendors and suppliers for goods and services provided both before and after the Petition Date. The Company Parties expect that the Bankruptcy Court will approve the relief sought in these motions. In addition, the Company filed with the Bankruptcy Court a motion seeking approval (the “Interim DIP Order”) of debtor-in-possession financing as further described below.

Debtor-in-Possession Financing

Subject to the approval of the Bankruptcy Court following the entry of the Interim DIP Order, which the Company expects to receive, the Company Parties expect to enter into: (i) a senior secured super-priority priming first lien debtor-in-possession asset-based loan credit agreement (the “DIP ABL Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent, collateral agent and lender, and the other lenders party thereto (collectively, the “DIP ABL Parties”) providing a senior secured super-priority priming debtor-in-possession revolving credit facility (the “DIP ABL Facility”) in the amount of approximately $162.6 million, including a new money revolving credit facility in the amount of $10.0 million and a roll-up of certain secured obligations under the ABL Credit Agreement (as defined below), and (ii) a senior secured super-priority second lien debtor-in-possession asset-based term loan agreement (the “DIP Term Loan Agreement,” and together with the DIP ABL Credit Agreement, the “DIP Credit Agreements”) with ReStore Capital, LLC, as administrative agent, collateral agent and lender, and the other lenders from time to time party thereto (collectively, the “DIP Term Loan Parties,” and together with the DIP ABL Parties, the “DIP Lender Parties”) providing a senior secured debtor-in-possession term loan facility (the “DIP Term Loan Facility,” and together with the DIP ABL Facility, the “DIP Facilities”), consisting of (a) a new money single draw term loan in the amount of $25.0 million and (b) a roll-up of certain secured obligations under the Asset-Based Term Loan Agreement, dated as of September 5, 2023 (the “FILO Term Loan Agreement”) in the amount of $65.0 million, $25.0 million of which would be rolled up as of the entry of the Interim DIP Order, with the remaining $40.0 million rolled up as of the entry of the final order of the Bankruptcy Court.

Each of the proposed DIP Facilities will be provided to the Company subject to the terms and conditions to be set forth in the respective DIP Credit Agreements, to be executed by the Company Parties and the applicable DIP Lender Parties at a future date, which are expected to include conditions precedent, representations and warranties, various affirmative and negative covenants, and events of default customary for financings of such type. The proceeds of all or a portion of the proposed DIP Facilities may be used by the Company Parties for, among other things, refinancing the pre-petition debt of the Company, post-petition working capital for the Company Parties, payment of costs to administer the Chapter 11 Cases, payment of expenses and fees of the transactions contemplated by the Chapter 11 Cases, payment of court-approved adequate protection obligations under the DIP Credit Agreements, and payment of other costs, in each case subject to the terms of the respective DIP Credit Agreement and the Interim DIP Order or any other order of the Bankruptcy Court. As currently contemplated, the DIP ABL Facility is expected to be used to repay in full the obligations under the Second Amended and Restated Asset-Based Loan Credit Agreement, dated as of May 20, 2015 (as amended, the “ABL Credit Agreement”), including interest and fees through the date of repayment, on a dollar-for-dollar cashless basis.

Borrowings under the DIP ABL Facility would be senior secured obligations of the Company and certain Company Parties, secured by a first priority lien on the collateral under the ABL Credit Agreement, as well as on any unencumbered assets of the Company Parties. Borrowings under the DIP Term Loan Facility would be senior secured obligations of the Company and certain Company Parties, secured by a second priority lien on the collateral under the ABL Credit Agreement as well as on any unencumbered assets of the Company Parties.

Each of the proposed DIP Facilities is subject to approval by the Bankruptcy Court, which approval has not been obtained at this time. The Company Parties are seeking (i) interim approval of the proposed DIP Facilities and available borrowings under the DIP ABL Facility in an amount equal to approximately $136.0 million at an interim hearing in the Bankruptcy Court, contemplated to occur on or about April 23, 2024, and (ii) final approval of the DIP Credit Agreements at a final hearing in the Bankruptcy Court. The Company Parties anticipate that the DIP Credit Agreements will become effective promptly following entry of the Interim DIP Order by the Bankruptcy Court.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.03 of this Current Report on Form 8-K regarding the proposed DIP Facilities is incorporated herein by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases constitutes an event of default that accelerated the Company’s obligations under the ABL Credit Agreement and the FILO Term Loan Agreement.

As of the Petition Date, the Company had an aggregate of (i) approximately $105.7 millon principal amount outstanding under the ABL Credit Agreement, (ii) approximately $20.1 million in outstanding letters of credit under the ABL Credit Agreement, and (iii) approximately $63.1 million principal amount outstanding under the FILO Term Loan Agreement.

Pursuant to Section 362 of the Bankruptcy Code, the filing of the Chapter 11 Cases automatically stayed most actions against the applicable debtor, including actions to collect indebtedness incurred prior to the Petition Date or to exercise control over the applicable debtor’s property. Subject to certain exceptions under the Bankruptcy Code, the filing of the Chapter 11 Cases also automatically stayed the continuation of most legal proceedings or the filing of other actions against or on behalf of the applicable debtor or its property to recover on, collect or secure a claim arising prior to the Petition Date or to exercise control over property of the applicable debtor’s bankruptcy estate, unless and until the Bankruptcy Court modifies or lifts the automatic stay as to any such claim. Notwithstanding the general application of the automatic stay described above, governmental authorities may determine to continue actions brought under their police and regulatory powers.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On April 18, 2024, the Board of Directors (the “Board”) of the Company appointed Mr. William Transier to the Board, effective as of April 18, 2024.

In connection with his appointment, Mr. Transier entered into a letter agreement with the Company pursuant to which Mr. Transier will receive cash compensation in an amount equal to $35,000 per month (prorated to reflect his actual term of service), payable in advance, and a “per diem” payment of $5,000 for days on which more than four hours are devoted to meetings or activities outside the scope of normal Board duties. In addition, Mr. Transier has entered into the Company’s standard indemnification agreement for directors, the form of which is filed as Exhibit 10.18 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 31, 2023.

There are no arrangements or understandings between Mr. Transier and any other persons pursuant to which he was selected to serve on the Board, and there are no relationships between Mr. Transier and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Resignation of Director

On April 19, 2024, Yehuda Shmidman notified the Board of his decision to resign from the Board, effective immediately. Mr. Shmidman was appointed to the Board pursuant to the terms of, and upon the closing of the stock purchase under, the Investment Agreement, dated as of December 8, 2022, by and between the Company and an affiliate of WHP Global. Mr. Shmidman’s resignation from the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Chief Financial Officer

As previously reported, the Company appointed Mark Still to serve as Interim Chief Financial Officer effective November 17, 2023. On and effective as of April 21, 2024, prior to the commencement of the Chapter 11 Cases, the Company appointed Mr. Still as Senior Vice President and Chief Financial Officer. As Chief Financial Officer, Mr. Still will receive an annual base salary equal to $475,000.

In connection with his appointment, Mr. Still entered into a severance agreement with the Company. Under the severance agreement, if Mr. Still’s employment with the Company is terminated by the Company other than for death, “disability” or “cause,” or by Mr. Still for “good reason” (in each case as defined therein), then subject to Mr. Still’s execution of a general release and his continued compliance with the restrictive covenants set forth in the severance agreement, he will be entitled to receive his base salary for a period of one (1) year following the date of termination and reimbursement of monthly medical and dental benefit plan premiums under COBRA for up to one (1) year following the date of termination. He will also be entitled to receive the amount of any unpaid short-term incentive compensation that he would have otherwise received for the performance period in which the termination occurs, based on actual achievement. Further, in the event that Mr. Still’s employment is terminated by the Company other than for death, disability or cause, or by Mr. Still for good reason, and the termination occurs in connection with a change in control of the Company (as defined in the Express, Inc. 2018 Incentive Compensation Plan, as amended from time to time), then subject to Mr. Still’s execution of a general release and his continued compliance with the restrictive covenants set forth in the severance agreement, he will be entitled to: (i) a payment equal to: (a) 1.5 times his annual base salary, as in effect as of the date of termination, plus (b) an amount equal to his target annual cash incentive compensation, in a lump sum within 30 days following the date of termination, except to the extent otherwise provided in the severance agreement; (ii) reimbursement of monthly medical and dental benefit plan premiums under COBRA for up to one (1) year following the date of termination; and (iii) immediate vesting of any outstanding equity-based and cash-based incentive awards (at target with respect to any performance-based awards). In addition to the amounts described above, the Company will also pay Mr. Still any earned but unpaid base salary as of the date of termination and reimburse him for any and all monies advanced or expenses incurred through the date of termination. The severance agreement includes customary restrictions with respect to the use of the Company’s confidential information and provides that all intellectual property developed or conceived by Mr. Still while employed by the Company which relates to its business is Company property. During the period Mr. Still is employed by the Company and during the one-year period immediately thereafter, Mr. Still has also agreed not to, directly or indirectly: (1) own, manage, operate, join, control, be employed by, consult with, participate in the ownership, management, operation or control of, or be connected with (as a stockholder, partner or otherwise), any entities that compete or plan to compete with the Company, (2) solicit any of the Company’s employees, or (3) interfere with or harm any of the Company’s business relationships.

The foregoing summary of the terms of the severance agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the severance agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Retention Awards

On April 18, 2024, the Board approved one-time cash retention bonus awards (“Retention Awards”) for Stewart Glendinning, Chief Executive Officer, and Mr. Still, in the amounts set forth below:

Stewart Glendinning	$500,000
Mark Still	$429,375

The Retention Awards, less any necessary deductions, are payable by the Company to each executive within 10 days of the date (the “Effective Date”) of the executive’s execution of a letter agreement (the “Retention Agreement”) which sets forth the terms and conditions of the respective Retention Award. The Retention Agreements require repayment of the Retention Award by each executive if the executive’s employment is terminated by the Company for “cause” or by the executive without “good reason” (as such terms are defined in the Retention Agreements), in each case on or before the earlier to occur of: (i) the six-month anniversary of the Effective Date and (ii) the effective date of a plan pursuant to the Bankruptcy Code.

The foregoing description of the Retention Awards and the terms of the Retention Agreements does not purport to be complete and is qualified in its entirety by reference to the Retention Agreements, copies of which are filed herewith as Exhibits 10.2 and 10.3 and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 22, 2024, the Company issued a press release in connection with the filing of the Chapter 11 Cases and certain other matters reported herein. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01 shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Company’s claims agent at https://cases.stretto.com/Express. The documents and other information available via this website or elsewhere are not part of this Current Report on Form 8-K and shall not be deemed incorporated herein.

Cautionary Note Regarding the Company’s Common Stock

The Company cautions that trading in the Company’s common stock during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders of the Company’s common stock in the Chapter 11 Cases. The Company expects that its stockholders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and the exhibits hereto may constitute “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and can be identified by the use of words in the future tense and statements accompanied by words such as “expect,” “potential,” “continue,” “may,” “will,” “should,” “predict,” “intend,” “plan,” “anticipate” or the negative version of these words or other comparable words. Forward-looking statements are based on the Company’s current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company’s control. Many factors could cause the Company’s actual results to differ materially and adversely from any of these forward-looking statements. Among these factors are: risks attendant to the bankruptcy process, including the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases, including the Interim DIP Order; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s reorganization, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the effects of the Chapter 11 Cases on the interests of various constituents and financial stakeholders; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; objections to the Company’s financial restructuring process, the proposed DIP Facilities, or other pleadings filed that could protract the Chapter 11 Cases; risks associated with third-party motions in the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; the Company’s ability to comply with the restrictions imposed by the covenants, terms and conditions of the DIP Credit Agreements and other financing arrangements; employee attrition and the Company’s ability to retain key executive management and other personnel due to the distractions and uncertainties resulting from the Chapter 11 Cases; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; the impact and timing of any cost-savings measures and related local law requirements in various jurisdictions; risks related to the Company’s strategic partnership with WHP Global; impacts of the delisting of the Company’s common stock from the New York Stock Exchange and future quotation of the common stock; the financial and other effects of the Company’s workforce reduction and other cost reduction actions, including an inability to realize the benefits from such actions within the anticipated timeframe; finalization of the Company’s annual financial statements, including completion of standard annual-close processes; and any claims made against the Company resulting in litigation. These factors should not be construed as exhaustive and should be read in conjunction with the additional information and discussion of other risks and uncertainties included in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Severance Agreement, by and between Express, LLC and Mark Still, dated as of April 21, 2024.

10.2	Letter Agreement, dated April 18, 2024, by and among Express, Inc. and Stewart Glendinning.

10.3	Letter Agreement, dated April 17, 2024, by and among Express, Inc. and Mark Still.

99.1	Press Release of Express, Inc., dated April 22, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2024

EXPRESS, INC.

By:	/s/ Laurel Krueger
Name:	Laurel Krueger
Title:	Chief Legal Officer and Corporate Secretary